NONCOMPETITION AGREEMENT

         THIS NONCOMPETITION AGREEMENT (the "Agreement") is made and entered into as of the 15th day of May, 1998, by and between OutSource International of America, Inc., a Florida corporation ("OutSource"), and Earl M. Pick ("Covenantor").

                              W I T N E S S E T H:

         WHEREAS, Covenantor is a principal shareholder of Resource Dimensions, Inc., an Illinois corporation ("Seller"); and

         WHEREAS, Seller is selling certain of its assets to OutSource pursuant to the Asset Purchase Agreement among OutSource, Covenantor, and Seller of even date herewith (the "Asset Purchase Agreement"); and

         WHEREAS, this Agreement is required to be executed and delivered by Covenantor pursuant to Section 2 of the Asset Purchase Agreement; and

         WHEREAS, all terms in this Agreement which are not otherwise defined herein are used herein with the meanings assigned to them in the Asset Purchase Agreement;

         NOW, THEREFORE, in consideration of the consummation of the transactions contemplated by the Asset Purchase Agreement, the parties hereto agree as follows:

         1. NONCOMPETITION AGREEMENT. Covenantor agrees that, for a five-year period from the date of this Agreement (up to and including May 15, 2003), or if later for a five-year period from the termination of employment or consulting on behalf of OutSource, without the prior written consent of OutSource, Covenantor shall not:


                  1.1 engage in a Competitive Business (as hereafter defined) or perform services, directly or indirectly, on behalf of himself or in connection with any other person, or as an employee, proprietor, owner, partner, director, officer, associate, shareholder, agent, contractor, employer, or consultant, of any entity engaged in a Competitive Business within the State of Illinois ("the Territory");

                  1.2 have any direct or indirect interest, as a disclosed or beneficial owner, in any Competitive Business within the Territory;

                  1.3 perform services as a director, officer, manager, employee, consultant, representative, agent, independent contractor or otherwise for any Competitive Business within the Territory;

                  1.4 have any direct or indirect interest in any entity which is granted or is granting franchises or licenses to others to operate a Competitive Business within the Territory;

                  1.5 solicit, recruit or hire any employee of OutSource, its affiliates or franchise associates; and/or

                  1.6 directly or indirectly, on behalf of himself or any other person, or as an employee, proprietor, consultant, agent, contractor, employer, affiliate, partner, owner, officer, director, associate, or stockholder of any other person or entity, or in any other capacity, solicit, divert, take away or interfere with any of the business, customers, clients, contractors, trade or patronage of OutSource, its affiliates or franchise associates.

In the event that any provisions of this Section 1 should be deemed to exceed the time or geographic limitations permitted under any applicable law, then such provision shall be, and hereby is, reformed to the maximum time or geographic limitations permitted under such applicable law.

         2. COMPETITIVE BUSINESS. "Competitive Business" means any business operating, or granting franchises or licenses to others to operate, any temporary personnel business, or any other business that provides the same or similar services as are customarily offered by Labor World or Tandem Businesses.

         3. MATERIALITY. Covenantor further recognizes and agrees that the execution and delivery of this Agreement by Covenantor and the representations, warranties, covenants and agreements of Covenantor set forth in Section 1 hereof are material and substantial parts of the transactions contemplated by the Asset Purchase Agreement.

         4. SEVERABILITY. If for any reason any provision of this Agreement shall be held invalid, such invalidity shall not affect any other provision of this Agreement not so held invalid, and all other such provisions shall to the full extent consistent with law continue in full force and effect. If any such provisions shall be held invalid in part, such invalidity shall in no way affect the rest of such provision which, together with all other provisions of this Agreement, shall likewise to the full extent consistent with law continue in full force and effect.

         5. SUCCESSORS AND ASSIGNS. The obligations of the Covenantor under this Agreement are personal and may not be assigned or delegated to any other person. The rights and obligations of Covenantor under this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of OutSource.

         6. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing and is signed by the parties hereto. No waiver by any other party hereto at any time of any breach by any other party hereto of, or compliance with, any provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions at the same or at any prior or subsequent time.

         7. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. The sole venue for any action arising hereunder shall be Broward County, Florida.

9. COUNTERPARTS. This Agreement may be executed in one or more counterparts each of which shall constitute an original and all of which together shall constitute one and the same Agreement. Facsimile signatures shall have the same effect as original signatures.

         IN WITNESS WHEREOF, the parties have executed and caused this Agreement to be executed and delivered as of the date first written above.

                                                     OUTSOURCE:

Witness:                                             OutSource International
                                                     of America, Inc.

/S/ MICHELE GRABASCH                                 By: S/ DAVID SPARKMAN
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                                                          Zone Vice President

Witness:                                             COVENANTOR:

/S/ MICHELE MORRIS-SAKALICK                          /S/ EARL M. PICK
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                                                         Earl M. Pick